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As filed with the Securities and Exchange Commission on April 21, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

John Deere Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2386361 (I.R.S. Employer Identification No.)

1 East First Street
Suite 600
Reno, Nevada 89501
(775) 786-5527
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory R. Noe
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098
(309) 765-5467
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Abigail Arms Lisa L. Jacobs Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Howard G. Godwin, Jr. Edward F. Petrosky Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

                  If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

                  Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Debt Securities, Warrants to Purchase Debt Securities and Preferred Stock	(2)	(2)	(2)	(2)

Total	$18,000,000,000	100%	$18,000,000,000	$2,089,800(3)

(1)
Estimated solely for the purpose of computing the registration fee.

(2)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)
Of this amount, $275,243.44 was previously paid. Accordingly, $1,814,556.56 is paid herewith.

                  John Deere Capital Corporation previously paid registration fees for unsold securities in connection with Registration Statement No. 333-150486 which was previously filed by the registrant on Form S-3 and became effective on April 28, 2008. Details about the fees previously paid are set out below. Pursuant to Rule 457(p), Registration Statement No. 333-150486 is deregistered hereby.

                  The registration fees previously paid under Registration Statement No. 333-150486, in connection with unsold securities in the amount of $7,003,650,006, were $275,243.44.

               The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2011

PROSPECTUS SUPPLEMENT
(to Prospectus dated April     , 2011)

U.S. $18,000,000,000

JOHN DEERE CAPITAL CORPORATION

Medium-Term Notes, Series E
Due from 9 Months to 30 Years from Date of Issue

              We plan to offer and sell the Notes with various terms. We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement or term sheet.

              Investing in the Notes involves certain risks. See "Risk Factors" on page 1 of the prospectus.

              Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any term sheet is truthful or complete. Any representation to the contrary is a criminal offense.

              We may sell the Notes to the Agents, who are named below, as principals for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on our behalf. We may also sell the Notes without the assistance of the Agents (whether acting as principal or as agent).

BofA Merrill Lynch
Citi
Deutsche Bank Securities
J.P. Morgan

The date of this prospectus supplement is April                , 2011.

Prospectus Supplement

              You should rely only on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus or any related free writing prospectus required to be filed with the Securities and Exchange Commission. We have not, and the Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the attached prospectus or any such free writing prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since this date.

              References in this prospectus supplement to "JDCC", "we", "us" or "our" are to John Deere Capital Corporation.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE TERM SHEETS

              We intend to use this prospectus supplement, the attached prospectus and a related pricing supplement or term sheet to offer our Notes from time to time.

              This prospectus supplement provides you with certain terms of the Notes and supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will replace the inconsistent information in the prospectus.

              Each time we issue Notes, we will prepare a pricing supplement or term sheet that will contain additional terms of the offering and the specific description of the Notes being offered. The pricing supplement or term sheet may also add, update or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility available to us to set or negotiate individualized terms for Notes means that there will be transactions that are quite complex. Often the terms of the Notes differ from the terms described in this prospectus supplement. Any information in the pricing supplement or term sheet that is inconsistent with this prospectus supplement will replace the inconsistent information in this prospectus supplement.

DESCRIPTION OF NOTES

              The following summary of certain terms of the Notes is not complete. For additional terms of the Notes, you should also read the indentures under which the Notes will be issued, which are exhibits to our shelf registration statement. The following description of the offered Notes supplements and, to the extent the descriptions are inconsistent, replaces the description of the general terms and provisions of the debt securities that is found under the heading "Description of Debt Securities" in the prospectus that is attached. The following description will apply to each Note unless otherwise specified in the pricing supplement or term sheet.

General

              We plan to offer and sell the Notes with various terms, including the following:

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    Ranking as our senior or subordinated indebtedness;

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    Stated maturities of 9 months to 30 years from date of issue;

    •
    Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or no options at all;

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    Payments in U.S. dollars or one or more foreign currencies;

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    Minimum denominations of $1,000 or other specified denominations for foreign currencies;

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    Book-entry (through The Depository Trust Company ("DTC"));

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    Interest payments on fixed rate Notes on each May 15 and November 15;

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    Interest payments on floating rate Notes on a monthly, quarterly, semiannual or annual basis; and

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    Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

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      CD rate;

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      CMT rate;

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        •
        Commercial paper rate;

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        Eleventh district cost of funds rate;

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        Federal funds rate;

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        LIBOR;

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        EURIBOR;

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        Prime rate;

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        Treasury rate; and

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        Such other interest rate basis or interest rate formula as may be specified in the applicable term sheet.

              The Notes will be offered on a continuous basis and may be issued as senior notes or subordinated notes. The total initial public offering price of the senior notes and subordinated notes that may be offered using this prospectus supplement is $18,000,000,000 or its equivalent in one or more foreign currencies, but this limit will decrease if we sell other securities that are described in the attached prospectus including any sales of InterNotes.

              Senior notes are "senior securities", as described in the attached prospectus, and rank equally with all of our unsecured senior debt. Subordinated notes are "subordinated securities", as described in the attached prospectus, and are junior in right of payment to all of our Senior Indebtedness as defined in the prospectus under "Description of Debt Securities—Subordinated Indenture Provisions—Subordination". The amount of any Senior Indebtedness will be specified in the applicable subordinated note pricing supplement or term sheet. The senior and subordinated notes are our direct and unsecured obligations.

              The senior notes offered by this prospectus supplement will form a part of the Medium-Term Notes, Series E, Due from 9 Months to 30 Years from Date of Issue issued under the senior indenture referred to in the attached prospectus. At the date of this prospectus supplement, no Medium-Term Notes, Series E, were outstanding under the senior indenture. $18,000,000,000 principal amount of such Medium-Term Notes, Series E, may be issued in the future, subject to increase without notice to or consent of senior noteholders and offset by any issuances of Medium-Term Notes, Series E, under the subordinated indenture.

              The subordinated notes offered by this prospectus supplement will form a part of the Medium-Term Notes, Series E, Due from 9 Months to 30 Years from Date of Issue issued under the subordinated indenture referred to in the attached prospectus. At the date of this prospectus supplement, no Medium-Term Notes, Series E, were outstanding under the subordinated indenture. As a result, $18,000,000,000 principal amount of such Medium-Term Notes, Series E, may be issued in the future, subject to increase without notice to or consent of subordinated noteholders and offset by any issuances of Medium-Term Notes, Series E, under the senior indenture.

              The indentures do not limit the amount of Notes or other debt obligations that we may issue.

              Interest rates offered with respect to debt securities may differ depending upon, among other things, the aggregate principal amount of debt securities purchased in any single transaction. Debt securities with similar variable terms but different interest rates, as well as debt securities with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of debt securities are subject to change from time to time, but no such change will affect any debt security already issued or as to which an offer to purchase has been accepted.

              The Notes are not subject to any sinking fund.

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              The defeasance and covenant defeasance provisions of the indentures described under "Description of Debt Securities—Defeasance" in the attached prospectus will apply to the Notes.

Book-Entry Debt Securities

              The Notes will be issued in book-entry form only. This means that we will not issue actual Notes or certificates to each holder. Instead, we will issue a Global Security representing Notes with similar terms and the Global Security will be held by or on behalf of DTC or its nominee. In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have an account with an institution, such as a brokerage firm, that has an account with DTC. For a more complete description of Book-Entry Debt Securities, see "Description of Debt Securities—Global Securities" in the attached prospectus.

              Payments of principal of, premium, if any, and interest on Notes represented by a Global Security will be made in same-day funds to DTC in accordance with arrangements then in effect between the applicable trustee and DTC.

Warrants and Units

              We may issue Notes paired with Warrants. A description of the Warrants to be issued with Notes will be included in the related pricing supplement or term sheet.

Optional Redemption, Repayment and Repurchase

              The term sheet for a Note will indicate whether we will have the option to redeem the Note before the stated maturity and the price and date or dates on which redemption may occur. If we are allowed to redeem a Note, we may exercise the option by notifying the trustee and the paying agent at least 60 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If a Note is only redeemed in part, we will issue a new Note or Notes for the unredeemed portion.

              The term sheet relating to a Note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

              For a Note to be repaid at your election, the paying agent must receive, at least 30 but not more than 60 days prior to an optional repayment date, such Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the Note and the form entitled "Option to Elect Repayment" will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a Note for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the Note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your Note will be cancelled, and we will issue a new Note or Notes for the remaining principal amount.

              DTC or its nominee will be the holder of each Global Security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a Global Security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

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              Regardless of anything in this prospectus supplement or any term sheet to the contrary, if a Note is an OID Note (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the Note that has accrued at the yield to maturity described in the term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

              We may at any time purchase Notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any Notes that we purchase.

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UNITED STATES FEDERAL INCOME TAXATION

              The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, and, subject to the limitations set forth below, discusses the material U.S. federal income tax consequences of the purchase, ownership and disposition of a Note. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion does not address all of the U.S. federal income tax consequences that may be applicable to a holder of a Note. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax law, such as individual retirement and other tax-deferred accounts, dealers in securities or currencies, financial institutions, life insurance companies, tax-exempt organizations, persons holding Notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a "synthetic security" or other integrated investment comprised of a Note and one or more other investments, United States persons (as defined below) whose functional currency is other than the U.S. dollar, or to certain U.S. expatriates. It also does not discuss the tax consequences to subsequent purchasers of Notes and is limited to investors who hold Notes as capital assets within the meaning of Section 1221 of the Code. The U.S. federal income tax consequences of purchasing, holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement or term sheet. The U.S. federal income tax consequences of purchasing, holding or disposing of certain Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Amortizing Notes, Floating Rate/Fixed Rate Notes, Indexed Notes, Renewable Notes, Extendible Notes, and Notes paired with Debt Warrants, as described in the attached prospectus, will be set out in the applicable pricing supplement or term sheet. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of the U.S. federal income tax law to their particular situations, as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

              "Single Foreign Currency Note" means a Note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency. "Foreign Currency" means a currency or currency unit, other than a hyperinflationary currency, as defined in the Code, or the U.S. dollar.

United States Persons

              For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States, an estate subject to U.S. federal income taxation without regard to the source of its income, a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or a trust if a valid election to be treated as a United States person, as defined in the Code, is in effect with respect to such trust or both:

    •
    a court within the United States is able to exercise primary supervision over the administration of the trust, and

    •
    one or more United States persons have the authority to control all substantial decisions of the trust.

              If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of Notes that is a partnership and partners in such partnership should consult their tax advisors.

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              The following discussion pertains only to a holder of a Note who is a beneficial owner of such Note and who is a United States person.

Payments of Interest on Notes that Are Not Discount Notes

              Except as discussed below under "Discount Notes" and "Short-Term Notes," payment of interest on a Note will be taxable to a holder as ordinary interest income at the time it is accrued or received in accordance with the holder's method of tax accounting. If the payment is denominated in or determined with reference to a single Foreign Currency, the amount required to be included in income by a cash basis holder will be the U.S. dollar value of the amount paid (determined on the basis of the "spot rate" on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.

              Except in the case of a Spot Rate Convention Election (as defined below), a holder of a Single Foreign Currency Note who uses the accrual method of accounting or is otherwise required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average exchange rate that is reasonably derived and consistently applied by the holder). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or exchange of a Single Foreign Currency Note), such holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the "spot rate" on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency, the amount so received and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service (the "Service").

              A holder may elect (a "Spot Rate Convention Election") to translate accrued interest into U.S. dollars at the "spot rate" on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing holder may instead translate such accrued interest into U.S. dollars at the "spot rate" on the day of receipt. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the Service.

              For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on the nearest conventional settlement date, generally two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Service has the authority to determine the spot rate.

Purchase, Sale, Exchange or Retirement of Notes

              A holder's tax basis in a Note generally will be the U.S. dollar cost of the Note to such holder (which, in the case of a Note purchased with Foreign Currency, will be determined by translating the purchase price at the spot rate on the date of purchase or, in the case of a Note that is traded on an

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established securities market as defined in applicable Treasury Regulations, on the settlement date if the holder is a cash basis taxpayer or an accrual basis taxpayer that so elects), increased by any original issue discount, market discount or acquisition discount (all as defined below) previously included in the holder's gross income (as described below), and reduced by any amortized premium (as described below), taken into account by the holder and any principal payments and payments of stated interest that are not payments of qualified stated interest (as defined below) received by the holder.

              Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (or the U.S. dollar value of the amount realized in a Foreign Currency at the spot rate on the date of the sale, exchange or retirement or, in the case of a Note that is traded on an established securities market as defined in applicable Treasury Regulations, on the settlement date if the holder is a cash basis taxpayer or an accrual basis taxpayer that so elects), except to the extent such amount is attributable to accrued but unpaid interest, and the holder's tax basis in the Note. Except with respect to:

    •
    gains or losses attributable to changes in exchange rates (as described in the next paragraph);

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    gains attributable to market discount (as described below); and

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    gains on the disposition of a Short-Term Note (as described below);

gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

              Gain or loss recognized by a holder on the sale, exchange or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Service. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.

Exchange of Foreign Currency

              A holder's tax basis in Foreign Currency purchased by the holder generally will be the U.S. dollar value thereof at the spot rate on the date such Foreign Currency is purchased. A holder's tax basis in Foreign Currency received as interest on, or on the sale, exchange or retirement of, a Single Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time such Foreign Currency is received. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of Foreign Currency will be equal to the difference between:

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    the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Foreign Currency, or the fair market value in U.S. dollars of the property received by the holder in the sale, exchange or other disposition; and

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    the holder's tax basis in the Foreign Currency.

              Accordingly, a holder that purchases a Note with Foreign Currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the Foreign Currency and the U.S. dollar value at the spot rate of the Foreign Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Service.

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Subsequent Interest Periods and Extension of Maturity

              If so specified in the pricing supplement or term sheet relating to a Note, we may have the option:

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    to reset the interest rate, in the case of a Fixed Rate Note, or to reset the spread, the spread multiplier or other formulas by which the interest rate basis is adjusted, in the case of a Floating Rate Note; and/or

    •
    to extend the maturity of such Note.

See "Description of Debt Securities—Interest and Interest Rates" and "Description of Debt Securities—Extendible Notes" in the attached prospectus. The treatment of a holder of Notes with respect to which such an option has been exercised who does not elect to have us repay such Notes will depend on the terms established for such Notes by us pursuant to the exercise of such option (the "revised terms"). Depending on the particular circumstances, such holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.

Discount Notes

              The following summary is a general description of U.S. federal income tax consequences to holders of Notes issued with original issue discount ("Discount Notes") and is based on the provisions of the Code and on certain Treasury Regulations promulgated thereunder relating to original issue discount (the "OID Regulations").

              For U.S. federal income tax purposes, "original issue discount" is the excess of the stated redemption price at maturity of each Discount Note over its issue price, if such excess is greater than or equal to a de minimis amount (generally 1/4 of 1% of the Discount Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of Discount Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes is sold for money. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The stated redemption price at maturity of a Discount Note is the sum of all payments provided by the Discount Note, other than payments of qualified stated interest. Under the OID Regulations, "qualified stated interest" includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a holder of a Discount Note will be required to include original issue discount in income as it accrues before the receipt of any cash attributable to such income, regardless of such holder's regular method of accounting for U.S. federal income tax purposes. Special rules for Variable Rate Notes (as defined below under "Variable Rate Notes") are described below under "Variable Rate Notes." A holder of a Discount Note with de minimis original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on such Note.

              The amount of original issue discount includible in income by the initial holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such holder held such Note ("accrued original issue discount"). Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the "accrual periods" for a Discount Note may be selected by each holder, may be of any length, and may vary in length over the term of a Discount Note, provided that each accrual

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period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess, if any, of:

    •
    the product of a Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over

    •
    the amount of qualified stated interest, if any, payable on such Discount Note and allocable to such accrual period.

              The "adjusted issue price" of a Discount Note at the beginning of any accrual period generally is the sum of the issue price of a Discount Note plus the accrued original issue discount allocable to all prior accrual periods, reduced by any prior payment on the Discount Note other than a payment of qualified stated interest. Under these rules, a holder of a Discount Note generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

              Original issue discount on a Discount Note that is also a Single Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, including the application of a Spot Rate Convention Election. See "Payments of Interest on Notes that Are Not Discount Notes." Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of a Discount Note), a holder will recognize exchange gain or loss to the extent of the difference between such holder's basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the Service. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as the payment of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.

              If a holder's tax basis in a Discount Note immediately after purchase exceeds the adjusted issue price of the Discount Note (the amount of such excess is considered "acquisition premium") but is not greater than the stated redemption price at maturity of such Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the acquisition premium properly allocable to such year.

              If a holder purchases a Discount Note for an amount in excess of the stated redemption price at maturity, the holder does not include any original issue discount in income and generally may be subject to the "bond premium" rules discussed below. See "Amortizable Bond Premium." If a holder has a tax basis in a Discount Note that is less than the adjusted issue price of such Discount Note, the difference may be subject to the market discount provisions discussed below. See "Market Discount."

Market Discount

              If a holder purchases a Note (other than a Discount Note or a Short-Term Note) for an amount that is less than its stated redemption price at maturity, or purchases a Discount Note for less than its "revised issue price" (as defined under the Code) as of the purchase date, the amount of the difference will be treated as "market discount" unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange or retirement of, a Note as ordinary

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interest income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a holder who purchases a Note with market discount may be required to defer the deduction of all, or a portion, of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note, or its earlier disposition in a taxable transaction.

              Market discount is considered to accrue ratably during the period from the date of acquisition to the stated maturity date of a Note, unless the holder elects to accrue market discount under the rules applicable to original issue discount. A holder may elect to include market discount in income (generally as ordinary income) currently as it accrues, in which case the rules described above regarding the deferral of interest deductions and ordinary income treatment upon disposition or partial principal payment will not apply. Such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Service.

              With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules that apply to accrued interest on a Single Foreign Currency Note received by a holder on the accrual basis. See "Payments of Interest on Notes that Are Not Discount Notes."

Amortizable Bond Premium

              Generally, if a holder's tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the holder may elect to amortize as an offset to interest income on the Note under the constant interest rate method over the period from the holder's acquisition date to the Note's stated maturity date. Any such election will apply to all debt instruments held by and acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Service. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. Special rules apply with respect to Single Foreign Currency Notes. If a holder elects to amortize the premium, the holder will be required to reduce such holder's tax basis in the Note by the amount of the premium amortized during the holding period. If a holder does not elect to amortize premium, the amount of premium will be included in such holder's tax basis in the Note. Therefore, if a holder does not elect to amortize premium and holds the Note to maturity, such holder generally will be required to treat the premium as capital loss when the Note matures.

Constant Yield Election

              Under the OID Regulations, a holder of a Note may elect to include in income all interest that accrues on such Note using the constant yield method (a "constant yield election"). For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to constant yield elections made with respect to Notes issued with amortizable bond premium or market discount, including that a

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holder would be deemed, by virtue of making such constant yield election, to have made an election to amortize bond premium or accrue market discount, as separately described above. Once made with respect to a Note, the constant yield election cannot be revoked without the consent of the Service. Holders considering a constant yield election should consult their own tax advisors.

Variable Rate Notes

              A "Variable Rate Note" is a Note that

              (1)   has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of:

                  (a)   the product of:

          •
          the total noncontingent principal payments;

          •
          the number of complete years to maturity from the issue date; and

          •
          0.015; or

                  (b)   15 percent of the total noncontingent principal payments; and

              (2)   does not provide for stated interest other than stated interest compounded or paid at least annually at:

                  (a)   one or more "qualified floating rates;"

                  (b)   a single fixed rate and one or more qualified floating rates;

                  (c)   a single "objective rate;" or

                  (d)   a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

              A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

              A variable rate is a "qualified floating rate" if

              (1)   variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated; or

              (2)   it is equal to the product of such a rate and either:

                  (a)   a fixed multiple that is greater than 0.65 but not more than 1.35; or

                  (b)   a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

              If a Note provides for two or more qualified floating rates that

    •
    have values within 0.25 percentage points of each other on the issue date; or

    •
    can reasonably be expected to have approximately the same values throughout the term of the Note,

the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or

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other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

              An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if

    •
    the rate is equal to a fixed rate minus a qualified floating rate; and

    •
    the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

              If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and

    •
    the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percentage points; or

    •
    the value of the qualified floating rate or objective rate on the issue date is intended to approximate the fixed rate,

then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.

              Under these rules relating to variable rate debt instruments, CD Rate Notes, Commercial Paper Rate Notes, LIBOR Notes, EURIBOR Notes, Federal Funds Rate Notes, Prime Rate Notes, Treasury Rate Notes, CMT Rate Notes and Eleventh District Cost of Funds Notes generally will be treated as Variable Rate Notes.

              In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash at least annually, all stated interest on the Variable Rate Note is qualified stated interest and the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Variable Rate Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period, as described in the previous sentence.

              If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals on the Variable Rate Note are generally determined by

    •
    determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Variable Rate Note);

    •
    constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

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    •
    determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

    •
    making the appropriate adjustments for actual variable rates during the applicable accrual period.

              If a Variable Rate Note provides for stated interest, either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note, as of the issue date, would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Short-Term Notes

              In general, an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a "Short-Term Note") is not required to accrue original issue discount on such Note unless it has elected to do so. For purposes of determining whether a Note is a Short-Term Note, the Note matures on the last possible date it could be outstanding under its terms. Holders who report income for U.S. federal income tax purposes under the accrual method, however, and certain other holders, including banks, dealers in securities and electing holders, are required to accrue original issue discount (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount) and stated interest (if any) on such Note. "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the holder's tax basis in the Short-Term Note at the time of the acquisition. In the case of a holder who is not required, and does not elect, to accrue original issue discount or acquisition discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of such sale, exchange or retirement. Such a holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).

              In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a holder on the accrual basis. See "Payments of Interest on Notes that Are Not Discount Notes."

              A holder which is not required to, and which does not elect to, accrue original issue discount, or acquisition discount, will determine exchange gain or loss with respect to accrued original issue (or acquisition) discount on a sale, exchange, retirement or on maturity of a Short-Term Note in the same manner that a cash basis holder would account for interest income on a Single Foreign Currency Note.

              The market discount rules will not apply to a Short-Term Note.

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Notes Subject to Contingencies Including Optional Redemption

              In general, the following rules apply if a Note provides for an alternative payment schedule applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and one of such payment schedules is more likely than not to occur or the Note provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the Note. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Note are computed based on this payment schedule.

              Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Notes under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the stated maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount at maturity.

              If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of original issue discount, the Note is treated as retired and then reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

Non-United States Persons

              Subject to the discussion of income effectively connected with a United States trade or business and backup withholding below, payments of principal, premium, if any, and interest (including original issue discount) by us or our agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a United States person will generally not be subject to U.S. federal withholding tax, provided that, in the case of premium, if any, and interest (including original issue discount):

                  (1)   such holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote;

                  (2)   such holder is not a controlled foreign corporation for United States tax purposes that is related to us through stock ownership;

                  (3)   such holder is not a bank receiving interest described in Code Section 881(c)(3)(A); and

                  (4)   neither we nor our agent has actual knowledge or reason to know that such holder is a United States person, and either:

                      (a)   the beneficial owner of the Note certifies to us or our agent, under penalties of perjury, that such owner is not a United States person and provides its name and address (which certification can be made on Form W-8BEN or a suitable substitute); or

                      (b)   a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial

S-16

        institution") certifies to us or our agent, under penalties of perjury (which certification can be made on Form W-8IMY or a suitable substitute), that the certification described in clause (4)(a) above has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner and delivers to us or our agent a copy of the certification described in clause (4)(a) above.

              In the case of Notes held by a foreign partnership or foreign trust:

    •
    the certification described in clause (4)(a) above must be provided by the partners or beneficiaries rather than by the foreign partnership or foreign trust; and

    •
    the partnership or trust must provide certain information, including a United States taxpayer identification number (which certification can be made on Form W-8IMY or a suitable substitute) and such other information as may be required if such foreign partnership (or foreign trust) is a withholding foreign partnership (or withholding foreign trust) that has entered into a qualified intermediary or similar agreement with the Service.

A look-through rule would apply in the case of tiered partnerships.

              If a holder of a Note who is not a United States person fails to satisfy the requirements of the "portfolio interest" exception described above, payments of interest (including original issue discount) made to such holder generally will be subject to a 30% withholding tax (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless another exemption applies and such holder complies with the Service's certification requirements. Any prospective investor who could not satisfy the portfolio interest requirements described above should consult its tax advisor prior to making an investment in the Notes.

              If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and premium, if any, or interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed Form W-8ECI or a suitable substitute), will be subject to U.S. federal income tax on such premium, if any, and interest (including original issue discount) in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as defined in the Code, for the taxable year, subject to adjustments.

              Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a United States person will not be subject to U.S. federal income or withholding taxes unless:

    •
    such gain is effectively connected with a United States trade or business of the holder; or

    •
    in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

              Notes held by an individual, who at the time of death is neither a citizen nor a resident of the United States for U.S. federal estate tax purposes, will not be subject to U.S. federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) that is described above.

Backup Withholding and Information Reporting

              The "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a Note and

S-17

to certain payments of proceeds on the sale or retirement of a Note. We, our agent, a broker, the trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at the applicable rate if the holder fails to furnish its taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.

              Backup withholding and information reporting generally will not apply to payments made by us or our agent (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that such holder is not a United States person as set forth in clause (4) under "Non-United States Persons" or has otherwise established an exemption (provided that neither we nor such agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). However, we and other payors may be required to report payments of interest on your Notes on Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

              The payment of the proceeds from the sale or other disposition of the Notes to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or disposition of the Notes will be subject to information reporting if it is to or through a foreign office of a broker that is a U.S. related broker, as defined below, unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the holder otherwise establishes an exemption. Backup withholding will apply if the sale or disposition is subject to information reporting and the broker has actual knowledge that the holder is a United States person. Under Treasury Regulations, a broker is a U.S. related broker if it is (1) a United States person, (2) a controlled foreign corporation for U.S. federal income tax purposes, (3) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or (4) a foreign partnership, if at any time during its tax year one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a U.S. trade or business.

              Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's U.S. federal income tax liability, provided required information is furnished to the Service. Holders should consult their own tax advisors regarding the filing of a U.S. tax return and the claiming of a credit or refund of such backup withholding.

Recent Legislation Imposing Additional Disclosure Requirements on Holders that Are Foreign Entities

              A holder of a Note who is not a United States person should be aware of recently enacted legislation that, beginning on January 1, 2013, will impose a 30% withholding tax on certain payments (which could include interests in respect of the Notes issued after March 18, 2012 and gross proceeds from the sale, exchange or retirement of Notes issued after March 18, 2012) made to a foreign entity if such entity fails to satisfy certain disclosure requirements. Various requirements and exceptions are provided under the legislation and additional requirements and exceptions may be provided in subsequent guidance. Any holder of a Note who is not a United States person should consult its own tax advisor regarding the potential application and impact of the new requirements based upon its particular circumstances.

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Treasury Regulations Requiring Disclosure of Reportable Transactions

              Pursuant to Treasury Regulations, a United States person that recognizes a loss on the sale or exchange of Notes due to changes in foreign exchange rates may be required to disclose the transaction as a "reportable transaction" on Form 8886 (or a suitable substitute) in the event the loss equals or exceeds $50,000 if the holder is an individual or trust, or higher amounts for certain other holders. Additionally, a holder that recognizes a loss on the sale or exchange of Notes due to other circumstances, may be required to disclose the transaction as a reportable transaction in the event the loss equals or exceeds $2,000,000 in any single taxable year (or $4,000,000 in any combination of taxable years) if the holder is an individual, S corporation or trust, or in the event the loss equals or exceeds higher amounts if the holder is any other holder.

              THE PRECEDING IS A DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BUT MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

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PLAN OF DISTRIBUTION

              We are offering the Notes on a continuous basis through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC (the "Agents"). The Agents have agreed to use their reasonable best efforts to solicit orders to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement or term sheet. We will pay an Agent a commission as agreed and specified in the applicable pricing supplement or term sheet. The exact commission paid will depend on the stated maturity of the Notes sold. The potential proceeds will be specified in the applicable pricing supplement or term sheet, but do not include expenses payable by us, which we estimate to be $6,140,000.

              We may arrange for Notes to be sold through any Agent or we may sell Notes directly to investors. If we sell Notes directly to investors, no commission or discount will be paid. We also may sell Notes to any Agent as principal for the Agent's account at a price agreed upon at the time of sale. These Notes may be resold by the Agent to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by the Agent. Unless otherwise specified in the pricing supplement or term sheet, any Note sold to an Agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a Note of identical maturity.

              We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may accept orders or reject proposed purchases in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the Notes in whole or in part.

              Agents may sell Notes purchased from us as principal to other dealers for resale, to investors and other purchasers and may provide all or any portion of the discount received in connection with their purchase from us to these dealers. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of the Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the discount may be changed.

              The Notes will not have an established trading market when issued. Also, the Notes will not be listed on any securities exchange. The Agents may make a market in the Notes, but are not obligated to do so and may discontinue any market-making at any time without notice. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that if a secondary market develops it will be maintained or be liquid.

              The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with this indemnification.

              Unless otherwise specified in the applicable pricing supplement or term sheet, payment of the purchase price of the Notes will be required to be made in immediately available funds in the specified currency in the City of New York on the date of settlement. See "Description of the Notes—General".

              In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent or Agents creates or create, as the case may be, a short position in Notes (i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement or term sheet), they may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of

S-20

stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these types of purchases.

              Neither we nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the Notes. In addition, neither we nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

              In addition to the offerings of Notes described herein, debt securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of debt securities for purposes of the applicable indenture) may be offered outside the United States by us on a continuing basis, concurrently with the offering of the Notes hereby. We may also sell Notes, other debt securities or other securities pursuant to another prospectus supplement to the attached prospectus. These sales will reduce the total initial public offering price of Notes that may be offered by this prospectus supplement and the attached prospectus.

              In the ordinary course of their respective businesses, the Agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates. They have received customary fees and commissions for these transactions. In the event that an Agent for a particular offering of Notes or its affiliates receives more than 5% of the proceeds of such offering, not including underwriting compensation, then such offering will be conducted in compliance with the Financial Industry Regulatory Authority ("FINRA") Rule 5121, as administered by FINRA.

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U.S. $18,000,000,000

JOHN DEERE CAPITAL CORPORATION

Medium-Term Notes, Series E

Due from 9 Months to 30 Years from Date of Issue

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Citi
Deutsche Bank Securities
J.P. Morgan

April [    •    ], 2011

          The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2011

PROSPECTUS SUPPLEMENT
(to Prospectus dated April    , 2011)

U.S. $1,500,000,000

JOHN DEERE CAPITAL CORPORATION

JDCC InterNotes®
Due Nine Months or More from Date of Issue

         We plan to offer and sell the JDCC InterNotes® (the "Notes") with various terms as follows:

•	Stated maturities of nine months or more from the date of issue.	•	Either at a fixed rate or at certain floating rates, specified in this prospectus
•	Redemption provisions, if applicable, at the		supplement.
	option of John Deere Capital Corporation or	•	Interest payable either monthly,
	otherwise.		quarterly, semiannually or annually on each
•	If applicable, provisions permitting early		Interest Payment Date and at maturity or, if
	repayment upon the death of a beneficial		applicable, earlier redemption or repayment.
	owner, exercisable by the estate.	•	Book-entry (through The Depository Trust Company).
•	Minimum denominations of $1,000, increased in multiples of $1,000.	•	Payments in U.S. dollars or any other consideration specified in the applicable pricing supplement.

         We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

Investing in the Notes involves certain risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and beginning on page 1 of the attached prospectus.

         Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

         We may sell the Notes to Incapital LLC (the "Purchasing Agent") as principal for resale, to or through the Agent, or to investors at fixed offering prices specified in the applicable pricing supplement or at varying prices. We may also agree with the Purchasing Agent that it will use its reasonable efforts as agent on our behalf to solicit offers to purchase Notes from us. If all the Notes are sold we expect to receive aggregate net proceeds of between $1,496,556,387.50 and $1,456,673,725 (99.875% to 97.5% of the principal amount with respect to the first $603,650,000 aggregate principal amount of Notes sold and 99.700% to 96.850% with respect to the remaining $896,350,000 Notes sold), after paying the Purchasing Agent's discounts and commissions of between $3,443,612.50 and $43,326,275 (0.125% to 2.5% of the principal amount with respect to the first $603,650,000 Notes sold and 0.300% to 3.150% for the remaining $896,350,000 Notes sold) and before deducting expenses of the offering. We may also sell Notes directly to investors without the assistance of the Agents.

Agents

BofA Merrill Lynch	Incapital LLC

The date of this prospectus supplement is April     , 2011.

"InterNotes®" is a registered service mark of Incapital Holdings LLC

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any related pricing supplement required to be filed with the Securities and Exchange Commission. We have not, and the Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the attached prospectus or any related pricing supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since this date.

        References in this prospectus supplement to "JDCC," "we," "us" or "our" are to John Deere Capital Corporation.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

        We intend to use this prospectus supplement, the attached prospectus and a related pricing supplement to offer our Notes from time to time.

        This prospectus supplement provides you with certain terms of the Notes and supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will replace the inconsistent information in the prospectus.

        Each time we issue Notes, we will prepare a pricing supplement that will contain additional terms of the offering and the specific description of the Notes being offered. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility available to us to set or negotiate individualized terms for Notes means that there will be transactions that are quite complex. The terms of the Notes may differ from the terms described in this prospectus supplement or the attached prospectus. Any information in the pricing supplement that is inconsistent with this prospectus supplement or the attached prospectus will replace the inconsistent information in this prospectus supplement or the attached prospectus.

SUMMARY

        This section outlines the legal and financial terms of the Notes that are more generally described herein under "Description of the Notes." You should read the more detailed information appearing elsewhere in this prospectus supplement and the attached prospectus, as well as in the applicable pricing supplement relating to each offering of Notes.

Issuer	John Deere Capital Corporation.
Securities	JDCC InterNotes®.
Purchasing Agent	Incapital LLC (the "Purchasing Agent").
Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated (the Agent, and together with Incapital LLC the "Agents").
Amount	Up to $1,500,000,000 aggregate initial offering price, subject to increase without the consent of the registered holders of the Notes.
Ranking	The Notes will be a new series of our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
Denominations	Unless otherwise specified in the applicable pricing supplement, $1,000 and integral multiples of $1,000 in excess thereof.
Maturities	The Notes will be due nine months or more from the date of issue, as specified in the applicable pricing supplement.
Interest
Each Note will bear interest from its date of issue until the principal thereof is paid or duly provided for, at either a fixed rate per annum specified in the applicable pricing supplement, or at a floating rate specified in the applicable pricing supplement, which may be based on the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or other such interest rate basis or interest rate formula as specified in the applicable pricing supplement, each as more fully described in this prospectus supplement and the attached prospectus. Interest on each such Note will be payable as set forth in the applicable pricing supplement.
Principal
The principal amount of each Note will be payable on its stated maturity date specified in the applicable pricing supplement, unless redeemed or repaid prior thereto in accordance with its terms, at the corporate trust office of the Trustee or at such other office in The City of New York as we may designate.
Redemption	Unless otherwise specified in the applicable pricing supplement:
• the Notes will not be redeemable prior to maturity; and
• the Notes are not subject to any sinking fund.

Survivor's Option	If so specified in the applicable pricing supplement, a Note will be subject to repayment prior to maturity following the death of a beneficial owner of the Note, if requested, so long as the Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment and such request for repayment is made by a person having authority to act on behalf of the deceased owner. The right to require repayment in these circumstances is referred to as the "Survivor's Option." This option is subject to limits, both individually and on an aggregate basis, on the dollar amount that may be exercised in any calendar year.
Form of Notes	Book-entry through the facilities of The Depository Trust Company ("DTC").
Trustee	The Bank of New York Mellon.

RISK FACTORS

        Your investment in the Notes involves certain risks, not all of which are described in this prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks as well as other information we include or incorporate by reference in this prospectus supplement and the attached prospectus and any related pricing supplement, including the risk factors relating to us in our periodic or current reports filed with the Securities and Exchange Commission and incorporated by reference herein, before deciding whether an investment in the Notes is suitable for you. The Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships.

Floating rate notes have risks that conventional fixed rate notes do not.

        Because the interest rate of floating rate notes may be based upon the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (all described in the attached prospectus) or other such interest rate basis or interest rate formula as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. We have no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, experience is not necessarily a guide to what will occur in the future.

We cannot assure that a trading market for the Notes will ever develop or be maintained.

        There is currently no secondary market in which the Notes can be resold, and there can be no assurance that a secondary market will ever develop or be maintained. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your Notes if or when you want to or at a price that you consider acceptable. The Notes are not, and will not be, listed on any securities exchange.

If you try to sell the Notes before they mature, the market value, if any, may be less than the principal amount of the Notes.

        Unlike savings accounts, certificates of deposit and other similar investment products, the Survivor's Option may be the only way the Notes can be repaid before their scheduled maturity. If you try to sell your Notes prior to maturity, there may be a very limited market for the Notes, or no market at all. Even if you are able to sell your Notes, there are many factors outside of our control that may affect the market value of the Notes. Some of these factors, but not all, are mentioned below. Some of these factors are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

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  the method of calculating the principal, premium (if any), interest or any other amounts payable on the Notes;

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  the time remaining to the maturity of the Notes;

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  the outstanding principal amount of the Notes;

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  the redemption or repayment features, if any, of the Notes;

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  rates of interest prevailing in the markets that may be higher than rates borne by the Notes; and

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  the level, direction and volatility of interest rates generally and other conditions in credit markets.

        There may be a limited number of buyers when you decide to sell your Notes. This can affect the price you receive for your Notes or your ability to sell your Notes at all.

If you purchase redeemable Notes, we may choose to redeem Notes when prevailing interest rates are relatively low.

        If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate comparable to any Notes redeemed.

Any Survivor's Option may be limited in amount and time.

        We may choose to limit the aggregate principal amount of Notes that may be redeemed under the Survivor's Option in any calendar year to the greater of (i) $2,000,000 or (ii) 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. This limit is described in detail under the heading "Description of the Notes — Repayment Upon Exercise of Survivor's Option; Repurchases by John Deere Capital Corporation." We also may limit to $250,000 the aggregate principal amount of Notes subject to the Survivor's Option that may be exercised in any calendar year on behalf of any one deceased owner of beneficial interests in one or more Notes. Accordingly, no assurance can be given that exercise of the Survivor's Option for the desired amount will be permitted in any single calendar year. Furthermore, a Survivor's Option may not be exercised until at least six months after the date the Note was acquired by its deceased beneficial owner.

Our credit ratings may not reflect all risks of an investment in the Notes.

        Our credit ratings are an assessment of our ability to pay our obligations. Actual or anticipated changes in our credit ratings will generally affect the market value of your Notes. Our credit ratings, however, may not reflect the effects on the market value of your Notes of the risks discussed above relating to market and other factors and whether a trading market for your Notes will ever develop.

DESCRIPTION OF THE NOTES

        The following summary of certain terms of the Notes is not complete. For additional terms of your Notes, you should also read the pricing supplement that applies to them, the attached prospectus and the indenture under which the Notes are issued. The following description of the Notes supplements and, where the descriptions are inconsistent, replaces the description of the general terms and provisions of the debt securities that is found under the heading "Description of Debt Securities" in the attached prospectus. The following descriptions will apply to each Note unless otherwise specified in the applicable pricing supplement.

General

        We plan to offer and sell the Notes with various terms, including the following:

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  The Notes will be a new series of our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness;

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  Unless otherwise specified in the applicable pricing supplement, the Notes may not be redeemed at our option and will not be subject to any sinking fund;

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  Unless otherwise specified in the applicable pricing supplement, the minimum denomination of the Notes is $1,000, which may be increased by multiples of $1,000;

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  The Notes may bear interest at fixed or floating rates. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

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  the Federal Funds Rate;

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  LIBOR;

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  the Prime Rate;

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  the Treasury Rate; or

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  any other interest rate basis or interest rate formula that we specify in the applicable pricing supplement;

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  The amount of the Notes or other debt securities that we may issue under the indenture is not limited;

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  We may, from time to time, without the consent of the registered holders of the Notes, issue additional Notes that will form a single issue with the previously issued Notes all of which will constitute a single series under the indenture; and

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  The Notes will be denominated in, and payments of principal, premium (if any) and interest will be made in, United States dollars unless otherwise specified in the applicable pricing supplement.

Maturity

        Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable pricing supplement, unless the principal of the Note (or any installment of principal) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at our option, notice of election to exercise the Survivor's Option, or otherwise. (The Stated Maturity Date or any date prior to the Stated Maturity Date on which a particular Note becomes due and payable is referred to as the "Maturity Date" with respect to the principal of the particular Note repayable on that date).

Payments of Principal and Interest

        We will make payments of principal, premium (if any) and interest on book-entry Notes through the Trustee to DTC. See the discussion under the heading "Description of Debt Securities — Global Securities" in the attached prospectus.

        If any Interest Payment Date (as defined below) or the Maturity Date of a fixed rate Note falls on a day that is not a Business Day (as defined below), we will make the required payment of principal, premium (if any) and interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

        If any Interest Payment Date (but not the Maturity Date) for a floating rate Note is not a Business Day, then the Interest Payment Date will be postponed to the next Business Day. However, with respect to Notes as to which LIBOR is an applicable interest rate basis, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a floating rate Note is not a Business Day, then we will make the required payment of principal, premium (if any) and interest on that Note on the next succeeding Business Day, and no interest will accrue from and after the Maturity Date.

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. "London Banking Day" means a day on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in the London interbank market.

        This debt is not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Interest

        Each Note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate Note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as stated in the applicable pricing supplement, until the principal of the Note is paid or made available for payment.

        Each interest payment will include interest accrued from, and including, the issue date or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

        Interest on the Notes will be payable in arrears on each Interest Payment Date to the persons in whose names the Notes are registered at the close of business on the last day of the calendar month preceding the month in which the Interest Payment Date occurs (whether or not a Business Day), except that interest due on a Note's Maturity Date will be payable to the persons in whose names the Note is registered on such Maturity Date.

        Unless otherwise stated in the applicable pricing supplement, interest on a Note will be payable beginning on the first Interest Payment Date after its original issue date to holders of record on the corresponding regular record date. However, if the original issue date of a Note is between a regular record date and the corresponding Interest Payment Date, the first interest payment will be made on the next succeeding Interest Payment Date.

        The "Interest Payment Date" for each Note with the stated interest payment frequencies will be as follows unless the pricing supplement for a Note provides otherwise:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the Note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the Note was issued.
Semiannual	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the Note was issued.
Annual	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the Note was issued.

        Interest rates that we offer on the Notes will vary depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered at the same time to different investors. We may change interest rates and other terms of Notes from time to time, but no change of terms will affect any Note we have previously issued or as to which we have accepted an offer to purchase.

Redemption at the Option of John Deere Capital Corporation

        If the applicable pricing supplement specifies one or more dates on which we may redeem Notes (each a "Redemption Date"), we may redeem the particular Notes prior to their Stated Maturity Date at our option on any Redemption Date, in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $1,000) or such other amount as specified in the applicable pricing supplement, at a redemption price equal to 100% of the unpaid principal amount to be redeemed, together with unpaid interest accrued to the applicable Redemption Date. We must give written notice to registered holders of the particular Notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the applicable Redemption Date.

Repayment Upon Exercise of Survivor's Option; Repurchases by John Deere Capital Corporation

        If specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a Note will be eligible to exercise a Survivor's Option. A "Survivor's Option" is our agreement with the beneficial owner of a Note to repurchase that Note, in whole or in part, prior to maturity if requested by the estate of the deceased beneficial owner. A Survivor's Option can only be exercised if the Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment.

        If a Survivor's Option is exercised, we will repay the related Note if it is properly tendered for repayment by or on behalf of the person that has authority to act on behalf of the deceased owner of that Note under the laws of the relevant jurisdiction at a price equal to

100% of the unpaid principal amount of the beneficial interest to be repaid, together with unpaid interest accrued thereon to the date of repayment.

        We have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor's Option that may be exercised in any calendar year (the "Annual Option Limitation") to an amount equal to the greater of (i) $2,000,000 or (ii) 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor's Option that may be exercised in any calendar year on behalf of any individual deceased owner of a beneficial interest in one or more Notes to $250,000 (the "Individual Option Limitation"). In addition, we will not permit the exercise of a Survivor's Option for an amount that is less than $1,000 or that will result in a Note with a principal amount of less than $1,000 to remain outstanding, unless otherwise specified in the applicable pricing supplement.

        Except in the case when the Annual Option Limitation or the Individual Option Limitation has been reached, an otherwise valid election to exercise the Survivor's Option may not be withdrawn and, after such exercise, the Notes with respect to which the Survivor's Option has been exercised may not be transferred prior to repayment by us. Each election to exercise a Survivor's Option will be accepted in the order received by the Trustee, except for any Note the acceptance of which would contravene the Annual Option Limitation or the Individual Option Limitation. Notes accepted for repayment under the Survivor's Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Each Note submitted for repayment that is not accepted in any calendar year due to the application of the Annual Option Limitation or the Individual Option Limitation will be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes were originally tendered. If a Note submitted for repayment pursuant to a valid election of the Survivor's Option is not accepted, the Trustee will deliver a written notice by first-class mail to the registered holder, at the most recent address given in the Security Register, that states the reason that particular Note has not been accepted for repayment.

        Most Notes are expected to be represented by a Global Security. DTC or its nominee will be treated as the registered holder of these Notes and will be the only entity that can exercise the Survivor's Option for them. To obtain repayment through the exercise of the Survivor's Option for these Notes, a deceased owner's authorized person must provide the following items to the Depositary's participant ("Participant") through which the related beneficial interest is owned:

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  a written instruction to such Participant to notify DTC of the authorized person's desire to obtain repayment pursuant to exercise of the Survivor's Option;

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  appropriate evidence satisfactory to us and the Trustee that (a) the deceased was the beneficial owner of the Note at the time of death and the deceased beneficial owner acquired his or her interest in the Note at least six months prior to the request for repayment, (b) the death of the owner has occurred and (c) the person has authority to act on behalf of the deceased owner;

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  if the beneficial interest in the related Note is held by a nominee of the deceased owner (for example, through a brokerage account), a certificate satisfactory to us and the Trustee from the nominee attesting to the deceased owner's ownership of a beneficial interest in such Note;

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  a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. ("FINRA") or a commercial bank or trust company having an office or correspondent in the United States;

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  if applicable, a properly executed assignment or endorsement;

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  tax waivers and any other instruments or documents reasonably required by us or the Trustee in order to establish the validity of the ownership of the beneficial interest in the related Note and the claimant's entitlement to payment; and

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  any additional information reasonably required by us or the Trustee to document the ownership or authority to exercise the Survivor's Option and to cause the repayment of the related Note.

        In turn, the applicable Participant will deliver each of these items to the Trustee, together with evidence satisfactory to us and the Trustee from the Participant stating that it represents the deceased owner of the beneficial interest in the related Note.

        We retain the right to limit the aggregate principal amount of Notes subject to a Survivor's Option that may be exercised in any one calendar year as described above. All questions regarding the eligibility or validity of any exercise of the Survivor's Option will be determined by us, in our sole discretion, and this determination will be final and binding on all parties.

        The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment as described above.

        The death of a person owning a Note by tenancy in common will be deemed the death of an owner of that Note only with respect to the deceased owner's interest in that Note. However, if a Note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment as described above.

        Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

        The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the owner of that Note if the beneficial interest can be established to the satisfaction of JDCC and the Trustee. The beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers or Gifts to Minors Acts, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in a Note during his or her lifetime.

        The applicable Participant will be responsible for disbursing payments received from the Trustee to the authorized person for the deceased owner.

        The form to be used to exercise the Survivor's Option is attached as Annex A to this prospectus supplement.

        If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated under it, and any other securities laws or regulations in connection with any repayment of Notes at the option of the registered holders thereof.

        We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

UNITED STATES FEDERAL INCOME TAXATION

        The following discussion summarizes certain United States federal income tax considerations that may be relevant to you if you invest in Notes. Except as discussed under "Non-U.S. Holders" and "Information Reporting and Backup Withholding," the discussion below generally applies to you only if you are an individual who is a citizen or resident of the United States that is a cash basis taxpayer and a beneficial owner of a Note (a "U.S. Holder"). This summary deals only with holders that hold Notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a person that: (i) is not an individual; (ii) uses the accrual method of tax accounting; (iii) elects mark to market treatment; (iv) holds Notes as a hedge or as a position in a "straddle," conversion or other integrated transaction; (v) is a former citizen or resident of the United States; or (vi) has a "functional currency" other than the U.S. dollar. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, the IRS rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

        You should consult your tax advisor about the tax consequences of purchasing or holding Notes, including the relevance to your particular situation of the considerations discussed below, as well as the tax consequences to you under state, local or other tax laws.

        Any special United States federal income tax considerations relevant to a particular issue of Notes, including certain floating rate notes, foreign currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement for a discussion of such considerations and should consult with their tax advisors with respect to such notes.

Payments of Interest

        Payments of stated interest on a Note generally will be taxable to you as ordinary interest income at the time that you receive such amounts.

        Notes that pay interest annually that are issued between a regular record date and the corresponding interest payment date will have an initial payment period that is longer than one year. Such Notes will have original issue discount for United States federal income tax purposes. Moreover, Notes may be issued with original issue discount for United States federal income tax purposes if they are sold at initial issue for a price that is less than their principal amount by more than a de minimis amount or because a Note has particular interest payment features, such as stepped interest, interest payable in additional notes or contingent interest. A U.S. Holder must include original issue discount in income as ordinary interest income as such discount accrues under an economic accrual method in advance of the receipt of cash attributable to the discount income, and regardless of such holder's regular method of tax accounting.

        As a general rule, a Note will not bear original issue discount if the excess of the stated redemption price at maturity of the Note over its issue price is less than a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, at certain qualified variable rates. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (i.e., in accordance with the U.S. Holder's regular method of tax accounting). In the case of a Note issued with de minimis original issue discount, the U.S. Holder generally must include such de minimis original issue discount in income as gain as stated principal payments on the Notes are made in proportion to the stated principal amount of the Note. The United States federal income tax treatment of Notes issued with original issue discount may be more fully described in the applicable pricing supplement.

        The Notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular Notes with original issue discount, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of Notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisor relating to such Notes.

Floating Rate Notes

        We may issue Notes bearing interest at a floating rate ("Floating Rate Notes"). If a Floating Rate Note provides for stated interest at a floating rate that is either a single qualified floating rate or a single objective rate throughout the term and otherwise qualifies as a "variable rate debt instrument" under the Treasury Regulations as described below, and if the interest on a Floating Rate Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then the stated interest on the Floating Rate Note will constitute qualified stated interest and will be taxed according to the holder's regular method of tax accounting. A Floating Rate Note will qualify as a "variable rate debt instrument" if:

  •
  its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified de minimis amount; and

  •
  it provides for stated interest, paid or compounded at least annually, at current values of:

  •
  one or more qualified floating rates;

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  a single fixed rate and one or more qualifying floating rates;

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  a single objective rate; or

  •
  a single fixed rate and a single objective rate that is a qualified inverse floating rate.

        A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date for the debt instrument) will be treated as a single qualified floating rate.

        Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such cap or floor is fixed throughout the term of the debt instrument. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a debt instrument provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date for the debt instrument is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

        Special rules apply if a Floating Rate Note provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and qualifies as a "variable rate debt instrument" and is originally issued at a discount (i.e., at a price below the Floating Rate Note's stated principal amount) in excess of a specified de minimis amount. In addition, if a Floating Rate Note does not qualify as a "variable rate debt instrument," then the Floating Rate Note would be treated as a contingent payment debt obligation. The United States federal income tax treatment of Floating Rate Notes that are issued with original issue discount or that are treated as contingent payment debt obligations may be more fully described in the applicable pricing supplement.

Short-Term Notes

        The rules set forth above also will generally apply to Notes having maturities of not more than one year from the date of issuance ("Short-Term Notes"). However, this is subject to the modifications discussed below.

        First, none of the interest on a Short-Term Note is treated as qualified stated interest but instead is treated as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to original issue discount. On a Short-Term Note, original issue discount will be treated as accruing ratably, or at the election of a U.S. Holder, under a constant yield method.

        Second, a U.S. Holder of a Short-Term Note that uses the cash method of tax accounting generally will not be required to include original issue discount in respect of the Short-Term

Note in income on a current basis. Such a U.S. Holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the Note until the maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a U.S. Holder will be required to treat any gain realized on a disposition of the Note as ordinary income to the extent of the U.S. Holder's accrued original issue discount on the Note, and short-term capital gain to the extent the gain exceeds accrued original issue discount. A U.S. Holder of a Short-Term Note using the cash method of tax accounting may, however, elect to accrue original issue discount into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A U.S. Holder using the accrual method of tax accounting and some cash method holders generally will be required to include original issue discount on a Short-Term Note in income on a current basis.

        Third, any U.S. Holder of a Short-Term Note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the Note on a current basis. If such an election is made, the original issue discount rules will not apply to the Note. Acquisition discount is the excess of the Note's stated redemption price at maturity over the holder's purchase price for the Note. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. Holder, under a constant-yield method.

Market Discount

        If a holder purchases a Note (other than a Note issued with original issue discount or a Short-Term Note) for an amount that is less than its stated redemption price at maturity, or purchases a Note issued with original issue discount for less than its "revised issue price" (as defined by the Code) as of the purchase date, the amount of the difference will be treated as "market discount" unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a holder will be required to treat any partial principal payment on (or, in the case of a Note issued with original issue discount, any payment that does not constitute qualified stated interest), or any gain realized on the sale, exchange or retirement of, a Note as ordinary interest income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a holder who purchases a Note with market discount may be required to defer the deduction of all, or a portion, of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note, or its earlier disposition in a taxable transaction.

        Market discount is considered to accrue ratably during the period from the date of acquisition to the stated maturity date of a Note, unless the holder elects to accrue market discount on a constant yield basis under the rules applicable to original issue discount. A holder may elect to include market discount in income (generally as ordinary income) currently as it accrues, in which case the rules described above regarding the deferral of interest deductions and ordinary income treatment upon disposition or partial principal payment will not apply. Such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service ("IRS").

Amortizable Bond Premium

        If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated

interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Constant Yield Election

        Under the original issue discount rules, a holder of a Note may elect to include in income all interest that accrues on such Note using the constant yield method (a "constant yield election"). For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to constant yield elections made with respect to Notes issued with amortizable bond premium or market discount, including that a holder would be deemed, by virtue of making such constant yield election, to have made an election to amortize bond premium or accrue market discount, as separately described above. Once made with respect to a Note, the constant yield election cannot be revoked without the consent of the IRS. Holders considering a constant yield election should consult their independent tax advisors.

Sale and Retirement of Notes

        A holder's tax basis in a Note generally will be the cost of the Note to such holder, increased by any original issue discount, market discount or acquisition discount previously included in the holder's gross income (as described above), and reduced by any amortized bond premium, taken into account by the holder and any principal payments and payments of stated interest that are not payments of qualified stated interest received by the holder.

        Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, except to the extent such amount is attributable to accrued but unpaid interest, and the holder's tax basis in the Note. Except with respect to:

  •
  gains attributable to market discount; and

  •
  gains on the disposition of a Short-Term Note;

gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        The following discussion applies only to a holder that is a non-resident alien individual (a "non-U.S. Holder"). Payments of interest on the Notes to a non-U.S. Holder generally will be exempt from U.S. federal income tax and withholding tax under the "portfolio interest" exemption if the non-U.S. Holder properly certifies as to its foreign status (as described below) and:

  •
  the non-U.S. Holder does not conduct a trade or business within the United States to which the interest income is effectively connected (and in the case of an applicable tax treaty, attributable to the non-U.S. Holder's permanent establishment in the United States);

  •
  the non-U.S. Holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote, within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

  •
  the non-U.S. Holder is not a "controlled foreign corporation" that is related to us through stock ownership; and

  •
  the non-U.S. Holder is not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code.

        The portfolio interest exemption and several of the special rules for non-U.S. Holders described below generally apply only if a non-U.S. Holder appropriately certifies as to its foreign status. A non-U.S. Holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN, or appropriate substitute form, to us or our paying agent certifying under penalty of perjury that it is not a U.S. person. If a non-U.S. Holder holds the Notes through a securities clearing organization, financial institution or other agent acting on its behalf, the non-U.S. Holder may be required to provide appropriate certifications to such agent. A non-U.S. Holder's agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries.

        If a non-U.S. Holder cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to it on the Notes will be subject to the 30% U.S. federal withholding tax, unless it provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty or a properly executed IRS Form W-8ECI (or successor form) stating that interest paid on the Notes is not subject to withholding tax because the interest is effectively connected with a conduct of a trade or business in the United States (and in the case of an applicable tax treaty, attributable to a permanent establishment in the United States).

        Any gain realized by a non-U.S. Holder on a sale, exchange or other taxable disposition of Notes generally will be exempt from United States federal income tax, including withholding tax. This exemption will not apply to a non-U.S. Holder if (i) it is an individual holder and is present in the United States for 183 days or more in the taxable year of the disposition and either its gain is attributable to an office or other fixed place of business that it maintains in the United States or it has a tax home in the United States or (ii) its gain is effectively connected with its conduct of a trade or business in the United States. If a non-U.S. Holder is described in clause (i) above, any gain realized from the taxable disposition of a Note will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses. If a non-U.S. Holder is described in clause (ii) above, any gain realized from the taxable disposition of a Note will be subject to United States federal income tax at regular graduated United States federal income tax rates, but will not be subject to United States withholding tax if certain certification requirements are satisfied. A non-U.S. Holder can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent.

        U.S. federal estate tax will not apply to a Note held by a non-U.S. Holder if at the time of death the non-U.S. Holder was not a citizen or resident of the United States, it did not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and payments of interest on the Note would not have been effectively connected with the conduct by it of a trade or business in the United States.

Information Reporting and Backup Withholding

        Information returns generally will be filed with the IRS relating to interest payments made on a Note to a U.S. Holder. In addition, U.S. Holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. U.S. Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the Notes.

        In general, information reporting and backup withholding will not apply to a payment of interest on a Note to a non-U.S. Holder, or to proceeds from the disposition of a Note by a non-U.S. Holder, in each case, if the holder certifies under penalties of perjury as to its foreign status (on IRS Form W-8BEN or other applicable form) and neither we nor our paying agent has actual knowledge or reason to know to the contrary. If a Note is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

        We are offering the Notes on a continuing basis for sale to the Purchasing Agent as described herein. The Purchasing Agent may purchase Notes from us, as principal, from time to time for resale to or through the Agent, or to investors, at a fixed offering price equal to 100% of the principal amount thereof or such other price specified in the applicable pricing supplement or, if so specified in the applicable pricing supplement, for resale at varying prices relating to prevailing market prices at the time of resale as determined by the Purchasing Agent. However, we may also explicitly agree with the Purchasing Agent that it will utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement.

        We will pay the Purchasing Agent a commission in the form of a discount initially ranging from 0.125% to 2.5% of the principal amount, depending upon the maturity, for each Note purchased from us by it as principal, for the first $603,650,000 principal amount of Notes sold, unless otherwise specified in the applicable pricing supplement. Thereafter, we will pay the Purchasing Agent a commission in the form of a discount ranging from 0.300% to 3.150% of the principal amount, depending upon the maturity, for each Note purchased from us by it as principal, unless otherwise specified in the applicable pricing supplement. The amount of commissions payable to the Purchasing Agent acting as our agent or by the Agent in the resale of Notes will be identical to the scheduled discount payable to the Purchasing Agent acting as principal. In addition, we estimate that our expenses that will be incurred in connection with the offering and sale of the Notes, including reimbursement of certain of the Agents' expenses, will total approximately $705,000.

        The Purchasing Agent may sell Notes it has purchased from us as principal to other FINRA dealers in good standing at a concession and, unless otherwise specified in the applicable pricing supplement, such concession allowed to any dealer will not, during the distribution of the Notes, be in excess of the concession to be received by the Purchasing Agent from us.

        After the initial public offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis) and the concession may be changed.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through the Agents). The Purchasing Agent or the Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

        Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Purchasing Agent may from time to time purchase and sell Notes in the secondary market, but the Purchasing Agent is not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Purchasing Agent may make a market in the Notes, but the Purchasing Agent is not obligated to do so and may discontinue any market-making activity at any time. The Purchasing Agent may use this prospectus supplement and the attached prospectus for offers and sales related to market-making transactions in the Notes. The Purchasing Agent may act as principal or agent in these transactions, and the sales will be made at prices related to the prevailing market prices at the time of sale.

        In connection with an offering of Notes purchased by the Purchasing Agent as principal on a fixed offering price basis, the Purchasing Agent will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Purchasing Agent creates a short position in Notes, i.e., if it sells Notes in an amount exceeding the amount referred to in the applicable pricing supplement, it may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these type of purchases.

        Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither we nor the Purchasing Agent makes any representation that the Purchasing Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

        Broker-dealers and/or securities firms have executed dealer agreements with the Purchasing Agent and have agreed to market and sell the Notes in accordance with the terms of these agreements along with all other applicable laws and regulations.

        In the ordinary course of business, the Agent and its affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

ANNEX A

REPAYMENT ELECTION FORM

JOHN DEERE CAPITAL CORPORATION

JDCC INTERNOTES®

CUSIP NUMBER

To: The Bank of New York Mellon, as Trustee

        The undersigned financial institution (the "Financial Institution") represents the following:

  •
  The Financial Institution has received a request for repayment from the executor or other authorized representative (the "Authorized Representative") of the deceased beneficial owner listed below (the "Deceased Beneficial Owner") of JDCC InterNotes® of John Deere Capital Corporation (the "Company") (CUSIP No.             ) (the "Notes").

  •
  At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, the Deceased Beneficial Owner acquired such Notes at least six months prior to such request for repayment, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "Depositary").

        The Financial Institution agrees to the following terms:

  •
  The Financial Institution shall follow the instructions (the "Instructions") accompanying this Repayment Election Form (the "Form").

  •
  The Financial Institution shall make all records specified in the Instructions supporting the above representations available to The Bank of New York Mellon (the "Trustee") for inspection and review within five Business Days of the Trustee's request.

  •
  If any of the Financial Institution, the Trustee or the Company, in its reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee and the Company immediately.

  •
  Other than the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Option Limitation or the Individual Option Limitation as described in the prospectus supplement for the Notes, otherwise valid repayment elections may not be withdrawn.

  •
  The Financial Institution agrees to indemnify and hold harmless the Trustee and the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)	Name of Deceased Beneficial Owner
(2)	Date of Death
(3)	Date of acquisition of Note by Deceased Beneficial Owner
(4)	Name of Authorized Representative Requesting Repayment
(5)	Name of Financial Institution Requesting Repayment
(6)	Signature of Representative of Financial Institution Requesting Repayment
(7)	Principal Amount of Requested Repayment
(8)	Date of Election
(9)	Date Requested for Repayment
(10)	Financial Institution:	(11) Wire Instruction for Repayment:
	Representative Name:	Bank Name:
	Phone Number:	ABA Number:
	Fax Number:	Account Name:
	Mailing Address (no P.O. Box):	Account Number:
Reference (Optional):
TO BE COMPLETED BY THE TRUSTEE:
(A)	Election Number*:
(B)	Delivery and Payment Date:
(C)	Principal Amount:
(D)	Accrued Interest:
(E)	Date of Receipt of Form by the Trustee:
(F)	Date of Acknowledgment by the Trustee:

*
To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the representative and location designated on line (10) above.

 INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM
AND EXERCISING REPAYMENT OPTION

        Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

        1.     Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and satisfactory evidence that the Deceased Beneficial Owner acquired the Notes at least six months prior to the request for payment, and (4) any necessary tax waivers. For purposes of determining whether the Notes will be deemed beneficially owned by an individual at the time of death, the following rules shall apply:

  •
  Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

  •
  Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficiary interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

  •
  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee and the Company. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

        2.     Indicate the name of the Deceased Beneficial Owner on line (1).

        3.     Indicate the date of death of the Deceased Beneficial Owner on line (2).

        4.     Indicate the date of the acquisition of the Note by the Deceased Beneficial Owner on line (3).

        5.     Indicate the name of the Authorized Representative requesting repayment on line (4)

        6.     Indicate the name of the Financial Institution requesting repayment on line (5).

        7.     Affix the authorized signature of the Financial Institution's representative on line (6).

        THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

        8.     Indicate the principal amount of Notes to be repaid on line (7).

        9.     Indicate the date this Form was completed on line (8).

        10.   Indicate the date of requested repayment on line (9). The date of requested repayment may not be earlier than the first Interest payment Date to occur at least 20 calendar days after the date of the Company's acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested repayment may be no earlier than the next succeeding Business Day.

        11.   Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (10).

        12.   Indicate the wire instruction for payment on line (11).

        13.   Leave lines (A), (B), (C), (D), (E) and (F) blank.

        14.   Mail or otherwise deliver an original copy of the completed Form to:

By Registered Mail: The Bank of New York Mellon ITS-Survivor Option Processing P.O. Box 2320 Dallas, TX 75221-2370	By Courier or Overnight Delivery: The Bank of New York Mellon ITS-Survivor Option Processing 2001 Bryan Street - 9th Floor Dallas, TX 75201

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
WILL NOT BE ACCEPTED

        15.   If the acknowledgement of the Trustee's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Trustee at the address given in (14) above.

        For assistance with the Form or any questions relating thereto, please contact the Trustee at the address given in (14) above or at 1-800-254-2826.

PROSPECTUS

John Deere Capital Corporation

Debt Securities
Warrants to Purchase Debt Securities
Preferred Stock

              We will provide the specific terms of these securities in supplements or term sheets to this prospectus. You should read this prospectus, the prospectus `supplements and term sheets carefully before you invest.

              We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement or a term sheet.

              Investment in the securities involves certain risks. See "Risk Factors" beginning on page 1 of this prospectus.

              Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS APRIL    , 2011.

RISK FACTORS

              Your investment in the securities is subject to certain risks, especially if the securities involve in some way a foreign currency. This prospectus does not describe all of the risks of an investment in the securities, whether arising because the securities are payable in a currency other than U.S. dollars or because the return on the securities is linked to one or more interest rates or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the securities and the suitability of your investment in the securities in light of your particular circumstances. Foreign currency securities or currency indexed securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Non-U.S. residents should consult their own legal and financial advisors with regard to these matters. You should also consider carefully the matters described below, as well as the other factors described under "Risk Factors" and in our Safe Harbor Statements included in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Exchange Rates and Exchange Controls May Adversely Affect Your Foreign Currency Securities or Currency Indexed Securities

              If you invest in foreign currency securities or currency indexed securities, there will be significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment or indexed currency and the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and this volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of your foreign currency securities or currency indexed securities, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your securities and, generally, in the U.S. dollar-equivalent market value of your securities. The currency risks with respect to your foreign currency securities or currency indexed securities may be further described in the applicable prospectus supplement or term sheet.

              Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency securities or currency indexed securities for U.S. dollar based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the foreign currency securities or currency indexed securities if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments affecting the U.S. dollar or any applicable currency occur.

              The paying agent will make all calculations relating to your foreign currency securities or currency indexed securities. All of these determinations will, in the absence of clear error, be binding on holders of the securities.

              Any prospectus supplement or term sheet relating to securities with an applicable currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

There May Be Risks Associated with Foreign Currency Judgments

              The indentures and the securities referred to in this prospectus will be, except to the extent described in a prospectus supplement or term sheet, governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation payable in a currency other than U.S. dollars may be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency securities would bear the risk of exchange rate fluctuations between the time the amount of judgment is calculated and the time the foreign currency was converted into U.S. dollars and paid to the holders.

              You should consult your own financial and legal advisors as to the risks entailed by an investment in foreign currency securities. These securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Securities Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated with a Conventional Debt Security

              If you invest in securities indexed to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the securities contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Credit Ratings May Not Reflect All Risks of an Investment in the Securities

              The credit ratings on the securities may not reflect the potential impact of all risks related to structure and other factors on the value of the securities. In addition, real or anticipated changes in our credit ratings will generally affect the market value of the securities.

              For additional information about our credit ratings and the close relationship between our credit ratings and the historical experience and outlook for the financial condition, results of operations and liquidity of Deere & Company, see our most recent annual report on Form 10-K and subsequent quarterly and current reports on Form 10-Q and 8-K, respectively, filed with the Securities and Exchange Commission. Also see our most recently filed Form 10-K for a discussion of our dependence on and other relationships with Deere & Company.

WHERE YOU CAN FIND MORE INFORMATION

              John Deere Capital Corporation ("we", "us" or "JDCC") files annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Some of our debt securities are listed on the New York Stock Exchange and information about us also is available at this location.

              The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. This prospectus is part of a registration statement filed with the SEC.

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    Annual Report on Form 10-K for the year ended October 31, 2010.

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    Quarterly Report on Form 10-Q for the quarter ended January 31, 2011.

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    Current Reports on Form 8-K dated November 24, 2010 (Items 8.01 and 9.01) and February 16, 2011 (Items 8.01 and 9.01).

              You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

    John Deere Capital Corporation
    1 East First Street, Suite 600
    Reno, Nevada 89501
    Attn: Manager
    (775) 786-5527

JOHN DEERE CAPITAL CORPORATION

              We and our subsidiaries are principally engaged in providing and administering financing for retail purchases of new equipment manufactured by Deere & Company's agriculture and turf and construction and forestry divisions and used equipment taken in trade for this equipment. We purchase retail installment sales and loan contracts (retail notes) from Deere & Company and its wholly-owned subsidiaries (collectively, called "John Deere"). John Deere acquires these retail notes through John Deere retail dealers. We also purchase and finance a limited amount of non-Deere retail notes and we continue to service a small portfolio of recreational products and other retail notes. In addition, we lease John Deere equipment and a limited amount of non-Deere equipment to retail customers. We also finance and service revolving charge accounts, in most cases acquired from and offered through merchants in the agriculture and turf and construction and forestry markets. Further, we finance and service operating loans, in most cases acquired from and offered through farm input providers or through direct relationships with agricultural producers or agribusinesses. We also provide wholesale financing for inventories of John Deere agriculture and turf and construction and forestry equipment owned by dealers of those products. We also offer credit enhanced international export financing to select customers and dealers which generally involves John Deere products. We also offer certain crop risk mitigation products in the U.S.

              JDCC was incorporated under the laws of Delaware and commenced operations in 1958. At November 30, 2010, we had 1,612 full-time and part-time employees. JDCC is a wholly-owned subsidiary of John Deere Financial Services, Inc., which in turn is a wholly-owned subsidiary of Deere & Company.

Business of John Deere

              John Deere's operations are categorized into three major business segments:

              The agriculture and turf segment manufactures and distributes a full line of farm and turf care equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

              The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

              The products and services produced by the equipment segments above are marketed primarily through independent retail dealer networks and major retail outlets.

              The financial services segment includes the operations of JDCC, John Deere Financial Services, Inc., John Deere Credit Inc. (Canada), Banco John Deere, S.A. (Brazil), John Deere Credit Oy (Finland) and John Deere Risk Protection, Inc., and primarily finances sales and leases by John Deere dealers of new and used agriculture and turf and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts offers crop risk mitigation products and offers extended warranty policies.

 USE OF PROCEEDS

              Except as may be described otherwise in a prospectus supplement or term sheet, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets. The net proceeds may be applied initially to the reduction of short-term indebtedness.

PROSPECTUS

              This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a well known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"). Under the automatic shelf process, we may sell any combination of the following securities in one or more offerings:

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    unsecured debt securities ("debt securities"), which may be either senior (the "senior securities") or subordinated (the "subordinated securities");

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    warrants to purchase debt securities ("debt warrants"); or

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    shares of our preferred stock ("preferred stock").

The terms of the securities will be determined at the time of offering.

              We will refer to the debt securities, debt warrants and preferred stock, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the "offered securities". The offered securities, together with any debt securities and preferred stock issuable upon exercise of debt warrants or conversion or exchange of other offered securities, as applicable, will be referred to as the "securities".

              We may also add to and offer additional securities, including securities to be sold by selling security holders, by filing a prospectus supplement with the SEC at the time of the offer.

              You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement or term sheet. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or term sheet, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

PROSPECTUS SUPPLEMENT OR TERM SHEET

              This prospectus provides you with a general description of the debt securities, warrants to purchase debt securities and preferred stock we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading "Where You Can Find More Information".

              The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

              For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

DESCRIPTION OF DEBT SECURITIES

              We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

              As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". An indenture is a contract between us and a financial institution acting as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under "Events of Default—Remedies if an Event of Default Occurs". Second, the trustee performs certain administrative duties for us.

              Senior securities will be issued under an indenture dated as of March 15, 1997, as supplemented by a first supplemental indenture dated as of April 21, 2011, as further supplemented from time to time (the "senior indenture"), between us and The Bank of New York Mellon (formerly known as The Bank of New York, successor trustee to The Chase Manhattan Bank), trustee (the "senior trustee"), and subordinated securities will be issued under an indenture dated as of September 1, 2003, as supplemented from time to time (the "subordinated indenture"), between us and U.S. Bank National Association, trustee (the "subordinated trustee").

              The term "trustee" refers to the senior trustee or the subordinated trustee, as appropriate. We will refer to the senior indenture and the subordinated indenture together as the "indentures" and each as an "indenture". The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

              Because this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indenture that governs your debt securities because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the form of each indenture as an exhibit to a registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 3 for information on how to obtain a copy of the indentures. Unless otherwise noted, whenever we refer to particular sections in this prospectus, the section numbers refer to both indentures.

General

              The debt securities will be our unsecured obligations. The senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness as described below under "Subordinated Indenture Provisions—Subordination".

              Each indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet ("offered debt securities") and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), as well as other unsecured debt securities, may be issued under that indenture in one or more series. (Section 301)

              You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

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    The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

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    The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

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    If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

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    The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

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    The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

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    Any optional redemption provisions.

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    Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

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    The form in which we will issue the debt securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

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    If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

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    Whether the amount of payments of principal of, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

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    The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

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    If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

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    If the provisions of Article Fourteen of the applicable indenture described under "defeasance" are inapplicable and any provisions in modification of, in addition to or in lieu of any of these provisions.

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    Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1004 of the applicable indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

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    Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

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    Any changes or additions to the Events of Default or covenants contained in the applicable indenture.

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    Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

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    Any other material terms of the debt securities.

              For purposes of this prospectus, any reference to the payment of principal of, premium, if any, or interest on debt securities will include additional amounts if required by the terms of the debt securities.

              Neither indenture limits the amount of debt securities that may be issued thereunder from time to time. (Section 301) Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities". Each indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "Resignation of Trustee" below. At a time when two or more trustees are acting under either indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under either indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under either indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

              The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

              We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

              We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

              Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars. For further information regarding Foreign Currency Notes (as defined below), see "Risk Factors" and "Special Provisions Relating to Foreign Currency Notes".

              Payment of the purchase price of the debt securities must be made in immediately available funds.

              As used in this prospectus, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency; and provided further that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business

Day. For notes denominated in euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer ("TARGET") System is operating, which we will refer to as a "TARGET Business Day".

              "London Business Day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

              "Principal Financial Center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term "Principal Financial Center" means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

and in the event the LIBOR Currency is euro, the "Principal Financial Center" is London.

              The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of Foreign Currency Notes will be set forth in the applicable prospectus supplement or term sheet.

Issuance of Securities in Registered Form

              We may issue the debt securities in registered form, in which case we may issue them either in book-entry only form or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

              We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. (Section 201) In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

              Book-Entry Holders.    We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

              Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

              As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

              Street Name Holders.    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

              For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

              Legal Holders.    Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

              For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

              When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

              Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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    how it handles securities payments and notices,

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    whether it imposes fees or charges,

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    how it would handle a request for the indirect holders' consent, if ever required,

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    whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

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    how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

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    if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

              What Is a Global Security?    As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

              Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

              A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

              Special Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

              If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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    An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

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    An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Issuance of Securities in Registered Form" above.

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    An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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    An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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    The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security.

      We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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    If we redeem less than all the debt securities of a particular series or tranche being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each of its participants holding that series or tranche.

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    An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC's records, to the applicable trustee.

    •
    DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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    Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

              Special Situations When a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Issuance of Securities in Registered Form" above.

              The special situations for termination of a global security are as follows:

    •
    if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

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    if we notify the applicable trustee that we wish to terminate that global security, or

    •
    if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under "Events of Default".

              The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

              We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date". Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

              Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "What Is a Global Security?".

              Payments on Certificated Securities.    We will make payments on a certificated debt security as follows. We will pay interest that is due on an Interest Payment Date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or term sheet or in a notice to holders, against surrender of the debt security.

              Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

              Payment When Offices Are Closed.    If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement or term sheet. Such payment will not result in a default under any debt security or either indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. (Section 112)

              Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Optional Redemption, Repayment and Repurchase

              The prospectus supplement or term sheet for a debt security will indicate whether we will have the option to redeem the debt security before the Stated Maturity and the price and date(s) or period(s) on which or during which redemption may occur. If we are allowed to redeem a debt security, we may exercise the option by notifying the applicable trustee and the paying agent at least 45 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If a debt security is only redeemed in part, we will issue a new debt security or debt securities for the unredeemed portion.

              The prospectus supplement or term sheet relating to a debt security will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date(s) or period(s) on which or during which repayment may occur.

              For a debt security to be repaid at your election, the paying agent must receive, at least 30 but not more than 60 days prior to an optional repayment date, if, in certificated form, such debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or FINRA ("Financial Industry Regulatory Authority") or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the debt security and the form entitled "Option to Elect Repayment" will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a debt security for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the debt security, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your debt security will be cancelled, and we will issue a new debt security or debt securities for the remaining amount.

              DTC or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

              Regardless of anything in this prospectus, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the debt security that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

              We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

              If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Interest and Interest Rates

General

              Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

              A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

              Each interest payment on a debt security will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date (as defined below) or the Maturity Date (as defined below), as the case may be.

              Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

    Fixed Rate Notes

              The prospectus supplement or term sheet for debt securities with a fixed interest rate ("Fixed Rate Notes") will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an "Interest Payment Date"). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the "Maturity Date") or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a "Regular Record Date" will be the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

    Original Issue Discount Notes

              We may issue original issue discount debt securities (including zero coupon debt securities) ("OID Notes"), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under "—Optional Redemption, Repayment and Repurchase". This amount normally is less than the amount payable on the stated maturity date.

    Amortizing Notes

              We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security ("Amortizing Notes"). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

    Floating Rate Notes

              Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a "Floating Rate Note". That basis or formula may be based on:

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    the CD Rate;

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    the Commercial Paper Rate;

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    LIBOR;

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    EURIBOR;

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    the Federal Funds Rate;

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    the Prime Rate;

    •
    the Treasury Rate;

    •
    the CMT Rate;

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    the Eleventh District Cost of Funds Rate; or

    •
    another negotiated interest rate basis or formula.

              The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

              We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the prospectus supplement or term sheet, the paying agent will be the calculation agent for each Note.

              Unless otherwise specified in a prospectus supplement or term sheet, the "Calculation Date", if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

              Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.

              Change of Interest Rate.    The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an "Interest Reset Date"). Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:

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    for Notes with interest that resets daily, each Business Day;

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    for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

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    for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

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    for Notes with interest that resets monthly, the third Wednesday of each month;

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    for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

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    for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

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    for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

              The related prospectus supplement or term sheet describes the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

              Date Interest Rate Is Determined.    The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

              The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceeding the applicable Interest Reset Date.

              The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

              The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

              The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

              The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

              Payment of Interest.    Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:

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    for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

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    for Notes with interest payable quarterly, on the third Wednesday of March, June, September and December of each year;

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    for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

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    for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an "Interest Payment Date"); and

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    at maturity, redemption or repayment.

              Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

              Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

              CD Rate Notes.    The "CD Rate" for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, for that Interest Determination Date under the heading "CDs (secondary market)". The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

              The following procedures will be followed if the CD Rate cannot be determined as described above:

    •
    If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)".

    •
    If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above (after consultation with us).

    •
    If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

              "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

              "H.15 Daily Update" means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

              Commercial Paper Rate Notes.    The "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Commercial Paper—Nonfinancial".

              The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

    •
    If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper—Nonfinancial".

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    If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above (after consultation with us).

    •
    If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

              "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the reset period for which interest is being calculated.

              LIBOR Notes.    The "LIBOR" for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such prospectus supplement or term sheet as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) ("Reuters Page LIBOR01") as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

              The following procedure will be followed if LIBOR cannot be determined as described above:

    •
    The calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the calculation agent (after consultation with us) for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

              "LIBOR Currency" means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

              EURIBOR Notes.    The "EURIBOR" for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest

Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

              The following procedure will be followed if EURIBOR cannot be determined as described above:

    •
    EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent (after consultation with us): euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

    •
    If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the calculation agent (after consultation with us): loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

    •
    If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

              Federal Funds Rate Notes.    The "Federal Funds Rate" will be calculated by reference to either the "Federal Funds (Effective) Rate", the "Federal Funds Open Rate" or the "Federal Funds Target Rate", as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), in accordance with the following provisions:

    •
    If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal funds (effective)."

      •
      The following procedure will be followed if "Federal Funds (Effective) Rate" is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

    •
    If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading "Federal Funds" for the relevant Index Maturity and opposite the caption "Open" as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) ("Reuters Page 5"), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. ("Bloomberg"), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

      •
      The following procedure will be followed if "Federal Funds Open Rate" is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

    •
    If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) ("Reuters Page USFFTARGET=").

      •
      The following procedure will be followed if "Federal Funds Target Rate" is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent

          (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

              Prime Rate Notes.    The "Prime Rate" for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan".

              The following procedures will be followed if the Prime Rate cannot be determined as described above:

    •
    If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "US PRIME1 Page" as that bank's prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.

    •
    If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent or its affiliates, in the City of New York selected by the calculation agent (after consultation with us).

    •
    If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

              "Reuters Page USPRIME1" means the display on Reuters (or any successor service) on the "USPRIME1 Page" (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

              Treasury Rate Notes.    The "Treasury Rate" for any Interest Determination Date is the rate from the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in such prospectus supplement or term sheet under the caption "INVEST RATE" on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High." If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) under the caption "U.S. government securities/treasury bills/secondary market" or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. government securities/treasury bills (secondary market)." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

              The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield	=	D × N 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

              CMT Rate Notes.    The "CMT Rate" for any Interest Determination Date is as follows:

    •
    If "Reuters Page FRBCMT" is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) under the caption "Treasury constant maturities," as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) ("Reuters Page FRBCMT") for such CMT Rate Interest Determination Date.

    •
    If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption "Treasury constant maturities."

    •
    If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

    •
    If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a "reference dealer") selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

    •
    If "Reuters Page FEDCMT" is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) opposite the caption "Treasury Constant Maturities," as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) ("Reuters Page FEDCMT") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

    •
    If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption "Treasury Constant Maturities."

    •
    If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

    •
    If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield on United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

              Eleventh District Cost of Funds Rate Notes.    The "Eleventh District Cost of Funds Rate" for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption "11th District".

              The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

    •
    If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

    •
    If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

              We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call "Indexed Notes", are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

              If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note's face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

Renewable Notes

              We may issue debt securities, which we call "Renewable Notes", that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, we may issue debt securities whose stated maturity date may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.

              The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.

              If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to United States federal income tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.

Extendible Notes

              We may issue debt securities, which we call "Extendible Notes", whose stated Maturity Date may be extended at our option for one or more whole-year periods (each, an "Extension Period"), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.

              We may exercise our option to extend the Extendible Notes by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If we elect to extend the Extendible Notes, the trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Notes a notice (an "Extension Notice") informing the holders of our election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of the Extendible Notes will be extended automatically as set forth in the Extension Notice.

              However, we may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holders of the Notes. The notice will be irrevocable.

              If we elect to extend the maturity of Extendible Notes, the holders of the Notes will have the option to instead elect repayment of the Notes by us on the then effective Maturity Date. In order for an Extendible Note to be so repaid on the Maturity Date, we must receive, at least 15 days but not more than 30 days prior to the Maturity Date:

                  (1)   the Extendible Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed; or

                  (2)   a facsimile transmission, telex or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

              If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to United States federal income tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.

Events of Default

              You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

              What Is an Event of Default?    The term "Event of Default" in respect of the debt securities of your series means any of the following:

    •
    We do not pay the principal of, or any premium, if any, on a debt security of the series on its due date.

    •
    We do not pay interest on a debt security of the series within 30 days of its due date.

    •
    We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

    •
    We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

    •
    We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

    •
    Any other Event of Default in respect of debt securities of the series described in the prospectus supplement or term sheet occurs. (Section 501)

              An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders. (Section 601)

              Remedies if an Event of Default Occurs.    If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series. (Section 502)

              Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 602 and Section 315 of the TIA) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. (Section 512) No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default. (Section 511)

              Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

    •
    You must give your trustee written notice that an Event of Default has occurred and remains uncured.

    •
    The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

    •
    The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

    •
    The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period. (Section 507)

              However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date. (Section 508)

              Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than

    •
    the payment of principal, any premium or interest or

    •
    in respect of a covenant that cannot be modified or amended without the consent of each holder. (Section 513)

              Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

              Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default. (Section 1005)

Merger or Consolidation

              Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. (Section 801) However, we may not take any of these actions unless all the following conditions are met:

    •
    Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities. (Section 801)

    •
    The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under "What Is an Event of Default?" above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded. (Section 801)

    •
    Under the senior indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our Subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the senior indenture (see "Senior Indenture Provisions—Limitation on Liens" below) without equally and ratably securing the senior indenture securities or (ii) the senior indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance. (Section 801 of the senior indenture)

    •
    We must deliver certain certificates and documents to the trustee. (Section 801)

    •
    We must satisfy any other requirements specified in the prospectus supplement or term sheet relating to a particular series of debt securities.

Modification or Waiver

              There are three types of changes we can make to either indenture and the debt securities issued thereunder.

              Changes Requiring Your Approval.    First, there are changes that we cannot make to your debt securities without your specific approval. (Section 902) Following is a list of those types of changes:

    •
    change the stated maturity of the principal of or interest on a debt security;

    •
    reduce any amounts due on a debt security;

    •
    reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

    •
    adversely affect any right of repayment at the holder's option;

    •
    change the place (except as otherwise described in any prospectus supplement or term sheet) or currency of payment on a debt security;

    •
    impair your right to sue for payment;

    •
    adversely affect any right to convert or exchange a debt security in accordance with its terms;

    •
    modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the subordinated securities;

    •
    reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

    •
    reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

    •
    modify any other aspect of the provisions of either indenture dealing with supplemental indentures (Section 902), modification and waiver of past defaults (Section 513), changes to the quorum or voting requirements (Section 1504) or the waiver of certain covenants (Section 1007 of the senior indenture and Section 1006 of the subordinated indenture); and

    •
    change any obligation we have to pay additional amounts.

              Changes Not Requiring Approval.    The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under either indenture after the change takes effect. (Section 901)

              Changes Requiring Majority Approval.    Any other change to either indenture and the debt securities would require the following approval:

    •
    If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

    •
    If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

              The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. (Section 1007 of the senior indenture and Section 1006 of the subordinated indenture) However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "—Changes Requiring Your Approval".

              Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

    •
    For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

    •
    For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement or term sheet.

    •
    For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

              Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under "Defeasance—Full Defeasance".

              We will generally be entitled to set any date as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date. (Section 104)

              Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Defeasance

              The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

              Covenant Defeasance.    Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described under "Subordinated Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

    •
    If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    •
    We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

    •
    We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers' certificate stating that all conditions precedent to covenant defeasance have been complied with. (Section 1404)

              If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

              Full Defeasance.    If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

    •
    If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    •
    We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. (Section 1404) Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

    •
    We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers' certificate stating that all conditions precedent to defeasance have been complied with. (Section 1404)

              If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described later under "Subordinated Indenture Provisions—Subordination".

Form, Exchange and Transfer of Certificated Registered Securities

              If registered debt securities cease to be issued in book-entry form, they will be issued:

    •
    only in fully registered certificated form,

    •
    without interest coupons, and

    •
    unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are integral multiples of $1,000. (Section 302)

              Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305)

              Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. (Section 305)

              Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. (Section 305)

              If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

              If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed. (Section 305)

              If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

              Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. (Section 608) In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee. (Section 609)

Senior Indenture Provisions—Limitation on Liens

              We covenant in the senior indenture that neither we nor any of our Subsidiaries will pledge or subject to any lien any of our or their property or assets unless the indenture securities issued under that indenture are secured by this pledge or lien equally and ratably with other indebtedness thereby secured (the "lien covenant"). There are excluded from this covenant liens created to secure obligations for the purchase price of physical property, liens of a Subsidiary securing indebtedness owed to us, liens existing on property acquired upon exercise of rights arising out of defaults on receivables acquired in the ordinary course of business, sales of receivables accounted for as secured indebtedness in accordance with generally accepted accounting principles, certain liens not related to the borrowing of money and other liens not securing borrowed money aggregating less than $500,000. (Section 1006 of the senior indenture). Pursuant to the first supplemental indenture, senior securities that are part of a series created on or after the date of such supplemental indenture will be subject to a further exclusion from the lien covenant with respect to cash collateral related to hedging transactions.

Subordinated Indenture Provisions—Subordination

              Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, on the subordinated securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all Senior Indebtedness (Section 1601 and 1602 of the subordinated indenture), but our obligation to you to make payment of the principal of, premium, if any, and interest, on the subordinated securities will not otherwise be affected. (Section 1604 of the subordinated indenture) In addition, no payment on account of principal of, premium, if any, sinking fund or interest, may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal of, premium, if any, sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the subordinated indenture)

              In the event that, notwithstanding the foregoing, any payment by us is received by the subordinated trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities. (Section 1602 of the subordinated indenture)

              By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of the subordinated securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture. (Section 1402 of the subordinated indenture)

              Senior Indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

    •
    our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed other than the indenture securities issued under the subordinated indenture, unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated securities, and

    •
    renewals, extensions, modifications and refundings of any of this indebtedness. (Section 101 of the subordinated indenture)

              If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or term sheet will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustees Under the Indentures

              The Bank of New York Mellon and U.S. Bank National Association are two banks with which we and Deere & Company maintain ordinary banking relationships and from which we and Deere & Company have obtained credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or Deere & Company are the obligor.

Certain Considerations Relating to Foreign Currencies

              Debt securities denominated or payable in foreign currencies entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

              Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on debt securities will be made in U.S. dollars and payment of the purchase price of debt securities must be made in U.S. dollars in immediately available funds. If any debt securities ("Foreign Currency Notes") are to be denominated or payable in a currency (a "specified currency") other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in this prospectus and elsewhere in the accompanying prospectus supplement or term sheet.

              A prospectus supplement or term sheet with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

              We may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

              Information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.

Payment of Principal and Interest

              The principal of, premium, if any, and interest on Foreign Currency Notes is payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Notes will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

              Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the "Exchange Rate Agent") at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent)

selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.

              Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Notes may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the applicable trustee in The City of New York on or prior to the regular record date or at least 15 calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.

              Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such beneficial owner's election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See "Description of Debt Securities—Global Securities".

              Principal and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in this prospectus and the accompanying prospectus supplement or term sheet with respect to debt securities denominated in U.S. dollars. See "Description of Debt Securities—General". Interest on Foreign Currency Notes paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Notes, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such Notes at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency

              If a specified currency is not available for the payment of principal, premium, if any, or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to that Foreign Currency Note.

              All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.

              AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

DESCRIPTION OF DEBT WARRANTS

              We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us ("offered debt warrants"). We will issue the debt warrants under warrant agreements (each a "debt warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "debt warrant agent"), identified in the prospectus supplement or term sheet.

              Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We have filed the form of debt warrant agreement as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 3 for information on how to obtain a copy of the debt warrant agreement.

General

              You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:

    •
    The title and aggregate number of the debt warrants.

    •
    The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

    •
    The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

    •
    The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

    •
    Any optional redemption terms.

    •
    Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

    •
    Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

    •
    The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

    •
    Any other material terms of the debt warrants.

              The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

              Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Debt Warrants

              Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

              Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates. Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

              If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

Modifications

              There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

              Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

    •
    accelerate the expiration date;

    •
    reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

    •
    otherwise materially and adversely affect the rights of the holders of the debt warrants.

              Changes Not Requiring Approval.    The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the rights of holders of the debt warrants.

              Changes Requiring a Majority Vote.    Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Debt Securities

              Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF PREFERRED STOCK

              Under our certificate of incorporation, we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 10,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by our Board of Directors or a duly authorized committee thereof.

              Because this section is a summary, it does not describe every aspect of our preferred stock. We urge you to read our certificate of incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. We have filed our certificate of incorporation and will file the certificate of designations with the SEC. See "Where You Can Find More Information" on page 3 for information on how to obtain copies of these documents.

              The specific material terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.

General

              Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

              You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:

    •
    The title and stated value of the preferred stock.

    •
    The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

    •
    The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

    •
    The date from which dividends on the preferred stock will accumulate, if applicable.

    •
    The liquidation rights of the preferred stock.

    •
    The procedures for any auction and remarketing, if any, of the preferred stock.

    •
    The sinking fund provisions, if applicable, for the preferred stock.

    •
    The redemption provisions, if applicable, for the preferred stock.

    •
    Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

    •
    Whether the preferred stock will have voting rights and the terms thereof, if any.

    •
    Whether the preferred stock will be listed on any securities exchange.

    •
    Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

    •
    Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

              Subject to our certificate of incorporation and to any limitations contained in our outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our Board of Directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.

              If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

Dividends

              Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our Board of Directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.

              We may not:

    •
    declare or pay dividends (except in our stock that is junior as to dividends and liquidation rights to the preferred stock ("junior stock")) or make any other distributions on junior stock, or

    •
    purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of our sinking fund or redemption obligations on any of our preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of our preferred stock.

              Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:

    •
    there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

    •
    to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

Conversion and Exchange

              If the preferred stock will be convertible into or exchangeable for other shares of our stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of other shares of our stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of such other shares of our stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights

              In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of the preferred stock will be entitled to receive out of our assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up of us for purposes of these provisions.

Redemption

              If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.

              If dividends on any series of preferred stock are in arrears or we have failed to fulfill our sinking fund or redemption obligations with respect to any series of preferred stock, we may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with or junior to the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:

    •
    to meet our purchase, retirement or sinking fund obligations with respect to any series of preferred stock, we may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

    •
    we may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

Voting Rights

              Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term "applicable preferred stock" means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of our Board of Directors.

              If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of our directors will be increased by two and the holders of all outstanding series of applicable preferred stock, voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are non-cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.

              The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:

    •
    for any amendment of our certificate of incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

    •
    to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

              In addition, the affirmative vote of the holders of a majority of all the shares of our preferred stock then outstanding will be required to increase the authorized amount of our preferred stock.

PLAN OF DISTRIBUTION

              We may sell the offered securities:

    •
    through agents;

    •
    to or through underwriters; or

    •
    directly to other purchasers.

              Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

              We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

              In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

              We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act, or contribute to payments they may be required to make in respect of such liabilities.

              Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

              If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

              In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL OPINIONS

              The validity of the securities will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, and for any underwriters, dealers or agents by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

EXPERTS

              The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended October 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

              The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$2,089,800
Printing and engraving	$80,000
Legal fees and expenses	$575,000
Accounting fees	$125,000
Trustees fees	$85,000
Blue sky fees and expenses	$10,000
Rating agency fees	$3,125,000
Miscellaneous	$50,200
Total	$6,140,000

Item 15.    Indemnification of Directors and Officers.

              Section 145 of the General Corporation Law of Delaware authorizes the Registrant to indemnify its directors and officers under specified circumstances. Article Twelfth of the Certificate of Incorporation of the Registrant provides in effect that the Registrant shall provide certain indemnification of its directors and officers.

              Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of the Registrant at the request of Deere & Company under specified circumstances. Article Seventh of the Restated Certificate of Incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons under certain circumstances.

              The directors and officers of the Registrant are insured, under policies of insurance maintained by the Registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

              The underwriting agreement basic provisions and the distribution agreement will provide for indemnification of directors, officers who sign the registration statement and controlling persons of the registrant by the underwriters and the agents, respectively, and for indemnification of each underwriter or agent and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the registrant and groups of underwriters on past occasions.

Item 16.    List of Exhibits.

              The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.    Undertakings.

    (a)
    The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (2)
      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)
      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)
      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        (i)
        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)
          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (5)
      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i)
        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii)
        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)
        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)
        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (b)
    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)
    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on April 21, 2011.

JOHN DEERE CAPITAL CORPORATION
By:	/s/ SAMUEL R. ALLEN Samuel R. Allen Chairman and Principal Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Each person signing below also hereby appoints James M. Field, James A. Israel and Gregory R. Noe, and each of them singly, as his or her lawful attorney-in-fact with full power to execute and file any and all amendments to this registration statement together with exhibits thereto and generally to do all such things as such attorney-in-fact may deem appropriate to enable John Deere Capital Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title	Date

/s/ SAMUEL R. ALLEN Samuel R. Allen	Director, Chairman and Principal Executive Officer	April 21, 2011
/s/ DAVID C. EVERITT David C. Everitt	Director	April 21, 2011
/s/ JAMES M. FIELD James M. Field	Director, Senior Vice President and Principal Financial Officer (Principal Accounting Officer)	April 21, 2011
/s/ JAMES A. ISRAEL James A. Israel	Director and President	April 21, 2011
/s/ MICHAEL J. MACK, JR. Michael J. Mack, Jr.	Director	April 21, 2011
/s/ DANIEL C. MCCABE Daniel C. McCabe	Director	April 21, 2011
/s/ STEPHEN PULLIN Stephen Pullin	Director	April 21, 2011

Name	Title	Date

/s/ LAWRENCE W. SIDWELL Lawrence W. Sidwell	Director	April 21, 2011
/s/ MARKWART VON PENTZ Markwart von Pentz	Director	April 21, 2011

EXHIBIT INDEX

Exhibit
**1.1	Proposed forms of terms agreement and underwriting agreement basic provisions for Preferred Stock
**1.2
Proposed form of distribution agreement among John Deere Capital Corporation and Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
***1.3	Distribution agreement dated February 26, 2009 between John Deere Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated
*4.1
Senior indenture dated March 15, 1997 between the registrant and The Bank of New York Mellon (formerly known as The Bank of New York, successor Trustee to The Chase Manhattan Bank) (Exhibit 4.1 to Registration Statement on Form S-3 No. 333-68355)
**4.2	First supplemental senior indenture dated as of April 21, 2011 between the registrant and The Bank of New York Mellon.
**4.3	Proposed form of senior fixed rate redeemable or non-redeemable note
*4.4	Subordinated indenture dated September 1, 2003 between the registrant and U.S. Bank National Association (Exhibit 4.3 to Registration Statement on Form S-3 No. 333-108705)
**4.5	Proposed form of subordinated fixed rate redeemable or non-redeemable note
***4.6	Proposed form of debt warrant agreement (including proposed form of debt warrant certificate)
**4.7	Proposed form of senior fixed rate medium-term note
**4.8	Proposed form of senior floating rate medium-term note
**4.9	Proposed form of subordinated fixed rate medium-term note
**4.10	Proposed form of subordinated floating rate medium-term note
**4.11	Proposed form of master global InterNote
**5	Opinion of Shearman & Sterling LLP
**8	Tax opinion of Shearman & Sterling LLP with respect to medium-term note prospectus supplement
*12
John Deere Capital Corporation and Subsidiaries—Computation of Ratio of Earnings Before Fixed Charges to Fixed Charges (Exhibit 12 to Form 10-K of registrant for the quarter ended January 31, 2011; File No. 1-6458)
**23.1	Consent of Deloitte & Touche LLP
**23.2	Consent of Shearman & Sterling LLP (included in their opinion filed as Exhibit 5)
**23.3	Consent of Shearman & Sterling LLP (included in their opinion filed as Exhibit 8)
**24	Power of Attorney (included on signature page to the Registration Statement)

Exhibit
**25.1	Statement of eligibility of The Bank of New York Mellon (formerly known as The Bank of New York) under the Trust Indenture Act of 1939 on Form T-1 relating to the senior indenture
**25.2	Statement of eligibility of U.S. Bank National Association under the Trust Indenture Act of 1939 on Form T-1 relating to the subordinated indenture
99	None

*
Incorporated by reference.

**
Filed herewith.

***
To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering.